UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2008

Illumina, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30361	33-0804655
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9885 Towne Centre Drive, San Diego, California		92121-1975
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 202-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Effective March 17, 2008, Illumina, Inc. (the "Company") appointed Joel McComb as its Senior Vice President and General Manager, Life Sciences, and Gregory F. Heath, Ph.D., as its Senior Vice President and General Manager, Diagnostics. Pursuant to the Company’s New Hire Stock and Incentive Plan, the Company granted inducement options to purchase 200,000 and 150,000 shares of the Company’s common stock to Mr. McComb and Dr. Heath, respectively. These options have an exercise price equal to the closing fair market value of the Company’s common stock on the grant date, which was March 17, 2008, and a ten-year term. Twenty percent of each option vests one year after the grant date, and 1/60th of each option thereafter vests on a monthly basis for the next four years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Illumina, Inc.

March 17, 2008	By:	/s/ Christian O. Henry

Name: Christian O. Henry
Title: Senior Vice President and Chief Financial Officer